Exhibit 99.1

Cash America Reports Second Quarter Net Income and Declares Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--July 25, 2013--Cash America International, Inc. (NYSE: CSH) reported today that its net income for the second quarter ended June 30, 2013 was $25,132,000 (81 cents per share), which compares to the second quarter 2012 net income of $29,820,000 (94 cents per share). Earnings per share for the second quarter of 2013 were in line with the Company’s pre-announced earnings issued on July 15, 2013. The reduction in earnings for the second quarter of 2013, when compared to the second quarter of 2012, is primarily attributable to a decline in gross profit on disposition proceeds primarily associated with the commercial sales of refined gold in the Company’s Domestic Retail Services Segment. The second quarter earnings fell short of the Company’s published earnings guidance primarily due to reduced customer demand for the loan products provided through the Company’s Domestic Retail Services Segment, higher expenses for health insurance and personnel costs and additional interest expense associated with the $300 million senior note offering which closed in early May.

Total revenue for the second quarter ended June 30, 2013 was $411.0 million compared to $411.6 million in the second quarter of 2012. Net revenue, which is total revenue less cost of merchandise sold and loan loss provision expense, was up 5% to $244.8 million for the three-month period ended June 30, 2013 compared to the prior year primarily due to growth in the Company’s E-Commerce Segment. The E-Commerce Segment posted higher total revenue levels and lower loan losses as a percentage of revenue leading to a 22% increase in net revenue, which reached $106.0 million for the second quarter ended June 30, 2013 compared to $86.6 million in the same quarter in 2012. The E-Commerce Segment generated income from operations of $36.4 million in the second quarter of 2013, representing an increase of 21% compared to the same period in 2012.

Commenting on the results of the quarter, Daniel R. Feehan, President and Chief Executive Officer of Cash America said, “The overall financial results for the second quarter reflect the trends that we have experienced over the past four quarters. Our Domestic Retail Services Segment has faced an industry-wide challenge of adjusting to the rapidly changing environment for the commercial sales of scrap gold and to historically tepid loan demand. At the same time, our E-Commerce Segment remains a bright spot for our enterprise with ongoing growth in its revenue and earnings associated with its diversification of loan products in both the U.S. and international markets. We expect the trends reflected in our second quarter results will continue through the balance of 2013.”

For the first six months of fiscal year 2013, total revenue increased 1% to $879.1 million compared to $869.1 million for the same period in 2012 and net revenue for the same comparison period was up 5% reaching $516.7 million in 2013 versus $490.4 million in 2012. The Company posted net income of $69,058,000 ($2.23 per share) for the first six months of fiscal year 2013 compared to $71,287,000 ($2.24 per share) for the same period in 2012.

Cash America will host a conference call to discuss the second quarter results on Thursday, July 25, at 7:00 AM CDT. A live webcast of the call will be available on the Investor Relations section of the Company’s corporate website (http://www.cashamerica.com). To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. A replay will be available on the Company’s website following the call.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common stock outstanding. The dividend will be paid at the close of business on August 21, 2013 to shareholders of record on August 7, 2013.

Outlook for the Third Quarter of 2013 and Related Fiscal Year

Management believes that the opportunities for growth in revenue and earnings will be largely associated with the customer demand for the credit products provided by the Company, which take the form of pawn loans and consumer loans and the disposition of unredeemed collateral by way of consumer spending on retail sales and the commercial sale of refined gold and diamonds. Other elements that could affect the growth in revenue include the regulatory governance of consumer loan products, the continued development and growth of new lending products offered by the Company’s E-Commerce Segment, the development and growth of the Company’s Mexico-based pawn operations, and the prevailing market price of gold. As the Company enters the third quarter of 2013, management anticipates that demand for the Company’s consumer loan products in its Retail Services Segment will continue on a moderate pace similar to the pace we experienced in the second quarter of 2013, which will be partially offset by growth in the E-Commerce Segment. Demand for the Company’s pawn lending products continued to prove challenging in the second quarter and management expects future growth in its pawn lending business, but is reserved about expectations for the remainder of 2013.

Based on its views and on the preceding factors, management expects the third quarter 2013 net income per share to be between 75 cents and 85 cents per share compared to 37 cents per share in the third quarter of 2012, which included unusual items mostly related to the Company’s reorganization of its Mexico based pawn operations in 2012 that reduced net income and earnings per share by $20.4 million and 65 cents per share, respectively. Based on the Company’s results through the first half of 2013, which produced earnings per share of $2.23, and the factors noted above for the remainder of 2013, management expects its fiscal year 2013 earnings per share to be in a range of between $4.15 and $4.35 per share, compared to $3.42 per share in fiscal 2012, which included $25.4 million (81 cents per share) related to the Mexico reorganization, $8.4 million (27 cents per share) related to the Ohio refund expense, and $2.5 million (7 cents per share) related to expenses associated with the July 2012 withdrawal of the Enova International, Inc. proposed initial public offering.

About the Company

As of June 30, 2013, Cash America International, Inc. operated 964 total locations offering specialty financial services to consumers, which included the following:

  827 lending locations in 22 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;”
  47 pawn lending locations in central and southern Mexico under the name “Cash America casa de empeño;” and
  90 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 14 states in the United States under the name “Mr. Payroll.”

Additionally, as of June 30, 2013, the Company offered consumer loans over the Internet to customers:

  in 32 states in the United States at http://www.cashnetusa.com and http://www.netcredit.com;
  in the United Kingdom at http://www.quickquid.co.uk, and http://www.poundstopocket.co.uk;
  in Australia at http://www.dollarsdirect.com.au; and
  in Canada at http://www.dollarsdirect.ca.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.poundstopocket.co.uk
http://www.enova.com	http://www.dollarsdirect.com.au
http://www.cashnetusa.com	http://www.dollarsdirect.ca
http://www.netcredit.com	http://www.goldpromise.com
http://www.cashlandloans.com	http://www.mrpayroll.com
http://www.quickquid.co.uk

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of or changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the anticipated regulation of providers of consumer financial products and services by the Consumer Financial Protection Bureau; public perception of the Company’s business, including its consumer loan business and its business practices; the deterioration of the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; fluctuations, including a sustained decrease, in the price of gold or deterioration in economic conditions; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company, its products or its arbitration agreements; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; changes in demand for the Company’s services, the Company’s ability to attract and retain qualified executive officers; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; changes in competition; interest rate and foreign currency exchange rate fluctuations; changes in the capital markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; security breaches, cyber attacks or fraudulent activity; compliance with laws and regulations applicable to international operations; the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Consolidated Operations:
Total revenue	$410,951	$411,644	$879,079	$869,132
Net revenue	244,761	233,608	516,702	490,392
Total expenses	195,513	179,377	389,868	364,153

Income from Operations	$49,248	$54,231	$126,834	$126,239

Income before income taxes	40,390	47,283	110,106	112,114

Net Income	$25,444	$29,220	$69,366	$69,743

Net (income) loss attributable to the noncontrolling interest	(312)	600	(308)	1,544

Net Income Attributable to Cash America International, Inc.	$25,132	$29,820	$69,058	$71,287

Earnings per share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$0.88	$1.01	$2.39	$2.41
Diluted	$0.81	$0.94	$2.23	$2.24

Weighted average common shares outstanding:
Basic	28,721	29,645	28,910	29,631
Diluted	30,845	31,822	31,023	31,867

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)
	June 30,		December 31,
	2013	2012	2012

Assets
Current assets:
Cash and cash equivalents	$131,905	$68,939	$63,134
Pawn loans	229,574	232,909	244,640
Consumer loans, net	287,127	226,364	289,418
Merchandise held for disposition, net	155,112	144,814	167,409
Pawn loan fees and service charges receivable	45,566	44,606	48,991
Income taxes receivable	25,495	-	-
Prepaid expenses and other assets	30,985	34,578	35,605
Deferred tax assets	43,628	37,846	48,992
Total current assets	949,392	790,056	898,189
Property and equipment, net	250,842	255,685	261,771
Goodwill	608,242	564,313	608,216
Intangible assets, net	34,067	32,819	36,473
Other assets	21,571	15,503	13,609
Total assets	$1,864,114	$1,658,376	$1,818,258

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$123,037	$93,569	$126,664
Customer deposits	12,962	11,537	11,420
Income taxes currently payable	-	2,135	5,922
Current portion of long-term debt	22,606	35,939	43,617
Total current liabilities	158,605	143,180	187,623
Deferred tax liabilities	103,759	93,930	101,711
Noncurrent income tax payable	36,834	2,449	2,703
Other liabilities	1,609	1,137	888
Long-term debt	547,218	438,462	534,713
Total liabilities	$848,025	$679,158	$827,638

Equity:
Cash America International, Inc. equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued and outstanding	3,024	3,024	3,024
Additional paid-in capital	156,349	166,135	157,613
Retained earnings	946,483	845,292	879,434
Accumulated other comprehensive (loss) income	(362)	(3,988)	3,128
Treasury shares, at cost (2,107,082 shares, 929,223 shares and 1,351,712 shares as of June 30, 2013 and 2012, and as of December 31, 2012, respectively)	(89,405)	(34,861)	(51,304)
Total Cash America International, Inc. shareholders' equity	1,016,089	975,602	991,895
Noncontrolling interest	-	3,616	(1,275)
Total equity	1,016,089	979,218	990,620
Total liabilities and equity	$1,864,114	$1,658,376	$1,818,258

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (dollars in thousands, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenue
Pawn loan fees and service charges	$72,728	$72,051	$148,642	$144,950
Proceeds from disposition of merchandise	131,532	155,956	310,249	364,339
Consumer loan fees	202,431	180,722	412,636	353,562
Other	4,260	2,915	7,552	6,281
Total Revenue	410,951	411,644	879,079	869,132
Cost of Revenue
Disposed merchandise	88,961	105,639	210,296	243,960
Consumer loan loss provision	77,229	72,397	152,081	134,780
Total Cost of Revenue	166,190	178,036	362,377	378,740

Net Revenue	244,761	233,608	516,702	490,392
Expenses
Operations and administration	177,513	164,190	354,337	334,345
Depreciation and amortization	18,000	15,187	35,531	29,808
Total Expenses	195,513	179,377	389,868	364,153
Income from Operations	49,248	54,231	126,834	126,239
Interest expense	(8,903)	(6,693)	(16,348)	(13,869)
Interest income	5	28	68	57
Foreign currency transaction gain (loss)	65	(252)	(312)	(165)
Equity in loss of unconsolidated subsidiary	(25)	(31)	(136)	(148)
Income before Income Taxes	40,390	47,283	110,106	112,114
Provision for income taxes	14,946	18,063	40,740	42,371
Net Income	25,444	29,220	69,366	69,743
Net (income) loss attributable to the noncontrolling interest	(312)	600	(308)	1,544
Net Income Attributable to Cash America International, Inc.	$25,132	$29,820	$69,058	$71,287
Earnings Per Share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$0.88	$1.01	$2.39	$2.41
Diluted	$0.81	$0.94	$2.23	$2.24
Weighted average common shares outstanding:
Basic	28,721	29,645	28,910	29,631
Diluted	30,845	31,822	31,023	31,867
Dividends declared per common share	$0.035	$0.035	$0.070	$0.070

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES PAWN LENDING ACTIVITIES – FINANCIAL AND OPERATING DATA

The following tables outline certain data related to the pawn loan activities of Cash America International, Inc. and its subsidiaries (the “Company”) as of and for the three and six months ended June 30, 2013 and 2012 (dollars in thousands).

	As of June 30,
	2013	2012	Change	% Change
Ending pawn loan balances
Domestic retail services	$224,622	$221,572	$3,050	1.4%
Foreign retail services	4,952	11,337	(6,385)	(56.3)%
Consolidated pawn loan balances	$229,574	$232,909	$(3,335)	(1.4)%

Ending merchandise balance, net
Domestic retail services	$149,244	$132,758	$16,486	12.4%
Foreign retail services	5,868	12,056	(6,188)	(51.3)%
Consolidated merchandise balance, net	$155,112	$144,814	$10,298	7.1%

	Three Months Ended June 30,
	2013	2012	Change	% Change
Pawn loan fees and service charges
Domestic retail services	$70,802	$68,185	$2,617	3.8%
Foreign retail services	1,926	3,866	(1,940)	(50.2)%
Consolidated pawn loan fees and service charges	$72,728	$72,051	$677	0.9%

Average pawn loan balance outstanding
Domestic retail services	$211,195	$207,195	$4,000	1.9%
Foreign retail services	5,237	13,661	(8,424)	(61.7)%
Consolidated average pawn loans outstanding	$216,432	$220,856	$(4,424)	(2.0)%

Amount of pawn loans written and renewed
Domestic retail services	$234,327	$231,354	$2,973	1.3%
Foreign retail services	15,166	32,240	(17,074)	(53.0)%
Consolidated amount of pawn loans written and renewed	$249,493	$263,594	$(14,101)	(5.3)%

Average amount per pawn loan (in ones)
Domestic retail services	$126	$129	$(3)	(2.3)%
Foreign retail services	$89	$84	$5	6.0%
Consolidated average amount per pawn loan (in ones)	$123	$121	$2	1.7%

Annualized yield on pawn loans
Domestic retail services	134.5%	132.4%
Foreign retail services	147.5%	113.8%
Consolidated annualized yield on pawn loans	134.8%	131.2%

Gross profit margin on disposition of merchandise
Domestic retail services	32.9%	34.0%
Foreign retail services	16.4%	10.3%
Gross profit margin on disposition of merchandise	32.4%	32.3%

Merchandise turnover
Domestic retail services	2.4	2.9
Foreign retail services	2.6	3.5
Consolidated merchandise turnover	2.4	3.0

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES PAWN LENDING ACTIVITIES – FINANCIAL AND OPERATING DATA

	Six Months Ended June 30,
	2013	2012	Change	% Change
Pawn loan fees and service charges
Domestic retail services	$144,976	$137,598	$7,378	5.4%
Foreign retail services	3,666	7,352	(3,686)	(50.1)%
Consolidated pawn loan fees and service charges	$148,642	$144,950	$3,692	2.5%

Average pawn loan balance outstanding
Domestic retail services	$219,709	$214,058	$5,651	2.6%
Foreign retail services	4,858	14,613	(9,755)	(66.8)%
Consolidated average pawn loans outstanding	$224,567	$228,671	$(4,104)	(1.8)%

Amount of pawn loans written and renewed
Domestic retail services	$449,703	$436,809	$12,894	3.0%
Foreign retail services	28,259	69,636	(41,377)	(59.4)%
Consolidated amount of pawn loans written and renewed	$477,962	$506,445	$(28,483)	(5.6)%

Average amount per pawn loan (in ones)
Domestic retail services	$128	$130	$(2)	(1.5)%
Foreign retail services	$87	$92	$(5)	(5.4)%
Consolidated average amount per pawn loan (in ones)	$124	$123	$1	0.8%

Annualized yield on pawn loans
Domestic retail services	133.1%	129.3%
Foreign retail services	152.2%	101.2%
Consolidated annualized yield on pawn loans	133.5%	127.5%

Gross profit margin on disposition of merchandise
Domestic retail services	32.6%	34.7%
Foreign retail services	18.3%	10.0%
Consolidated gross profit margin on disposition of merchandise	32.2%	33.0%

Merchandise turnover
Domestic retail services	2.7	3.2
Foreign retail services	2.6	3.8
Consolidated merchandise turnover	2.7	3.3

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES MERCHANDISE DISPOSITION, GROSS PROFIT AND OPERATING DATA

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise, which is the Company's cost basis in the pawn loan or the amount paid for purchased merchandise. The following tables summarize the proceeds from the disposition of merchandise and the related profit for the three and six months ended June 30, 2013 and 2012 (dollars in thousands).

	Three Months Ended June 30,
	2013			2012
	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$89,836	$41,696	$131,532	$83,623	$72,333	$155,956
Gross profit on disposition	$33,385	$9,186	$42,571	$31,701	$18,616	$50,317
Gross profit margin	37.2%	22.0%	32.4%	37.9%	25.7%	32.3%
Percentage of total gross profit	78.4%	21.6%	100.0%	63.0%	37.0%	100.0%

	Six Months Ended June 30,
	2013			2012
	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$202,246	$108,003	$310,249	$195,655	$168,684	$364,339
Gross profit on disposition	$75,375	$24,578	$99,953	$73,447	$46,932	$120,379
Gross profit margin	37.3%	22.8%	32.2%	37.5%	27.8%	33.0%
Percentage of total gross profit	75.4%	24.6%	100.0%	61.0%	39.0%	100.0%

The following table summarizes the age of merchandise held for disposition before valuation allowance of $0.9 million and $0.7 million as of June 30, 2013 and 2012, respectively (dollars in thousands).

	As of June 30,
	2013		2012
	Amount	%	Amount	%
Jewelry - held for one year or less	$90,105	57.8	$89,125	61.3
Other merchandise - held for one year or less	56,398	36.1	49,666	34.1
Total merchandise held for one year or less	146,503	93.9	138,791	95.4
Jewelry - held for more than one year	3,856	2.4	2,562	1.8
Other merchandise - held for more than one year	5,702	3.7	4,161	2.8
Total merchandise held for more than one year	9,558	6.1	6,723	4.6
Total merchandise held for disposition	$156,061	100.0	$145,514	100.0

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA

The following tables set forth consumer loan fees by segment, adjusted for the deduction of the loan loss provision for the three and six months ended June 30, 2013 and 2012 (dollars in thousands, except where otherwise noted).

	Three Months Ended June 30,
	2013			2012
	Retail Services	E-Commerce	Total	Retail Services	E-Commerce	Total
Interest and fees on short-term loans	$23,529	$103,031	$126,560	$25,894	$112,046	$137,940
Interest and fees on line of credit accounts	-	28,283	28,283	-	14,270	14,270
Interest and fees on installment loans	3,118	44,470	47,588	2,685	25,827	28,512
Consumer loan fees	$26,647	$175,784	$202,431	$28,579	$152,143	$180,722
Consumer loan loss provision	7,112	70,117	77,229	6,603	65,794	72,397
Consumer loan fees, net of loss provision	$19,535	$105,667	$125,202	$21,976	$86,349	$108,325

Year-over-year change - $	$(2,441)	$19,318	$16,877	$(588)	$21,628	$21,040
Year-over-year change - %	(11.1)%	22.4%	15.6%	(2.6)%	33.4%	24.1%
Consumer loan loss provision as a % of consumer loan fees	26.7%	39.9%	38.2%	23.1%	43.2%	40.1%

	Six Months Ended June 30,
	2013			2012
	Retail Services	E-Commerce	Total	Retail Services	E-Commerce	Total
Interest and fees on short-term loans	$48,736	$218,039	$266,775	$52,805	$221,777	$274,582
Interest and fees on line of credit accounts	-	51,517	51,517	-	25,921	25,921
Interest and fees on installment loans	6,233	88,111	94,344	5,146	47,913	53,059
Consumer loan fees	$54,969	$357,667	$412,636	$57,951	$295,611	$353,562
Consumer loan loss provision	13,890	138,191	152,081	11,069	123,711	134,780
Consumer loan fees, net of loss provision	$41,079	$219,476	$260,555	$46,882	$171,900	$218,782

Year-over-year change - $	$(5,803)	$47,576	$41,773	$1,666	$46,204	$47,870
Year-over-year change - %	(12.4)%	27.7%	19.1%	3.7%	36.8%	28.0%
Consumer loan loss provision as a % of consumer loan fees	25.3%	38.6%	36.9%	19.1%	41.8%	38.1%

In addition to reporting consumer loans owned by the Company and consumer loans guaranteed by the Company, which are either generally accepted accounting principles (“GAAP”) items or disclosures required by GAAP, the Company has provided combined consumer loans, which is a non-GAAP measure. In addition, the Company has reported consumer loans written and renewed, which is statistical data that is not included in the Company’s financial statements. The Company also reports allowances and liabilities for estimated losses on consumer loans individually and on a combined basis, which are GAAP measures that are included in the Company’s financial statements.

Management believes these measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. Management believes the comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on the Company’s balance sheet since both revenue and the consumer loan loss provision are impacted by the aggregate amount of loans owned by the Company and those guaranteed by the Company as reflected in its financial statements.

	CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA

The following tables summarize selected data related to the Company’s consumer loan activities as of and for the three and six months ended June 30, 2013 and 2012 (dollars in thousands, except where otherwise noted).

				Three Months Ended		Six Months Ended
				June 30,		June 30,
				2013	2012	2013	2012
	Combined consumer loan loss provision as a % of combined consumer loans written and renewed(a)			9.3%	8.8%	9.2%	8.4%
	Charge-offs (net of recoveries) as a % of combined consumer loans written and renewed(a)			8.9%	7.2%	9.5%	8.0%
	Combined consumer loan loss provision as a % of consumer loan fees			38.2%	40.1%	36.9%	38.1%
(a)	The disclosure regarding the amount and number of consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.

		As of June 30,
		2013			2012
		Company Owned(a)	Guaranteed by the Company(a)	Combined(b)	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)
	Ending consumer loan balances:
	Retail Services
	Short-term loans	$45,324	$5,338	$50,662	$46,700	$7,055	$53,755
	Installment loans	9,819	10,131	19,950	9,146	6,296	15,442
	Total Retail Services, gross	55,143	15,469	70,612	55,846	13,351	69,197
	E-Commerce
	Domestic
	Short-term loans	31,594	35,115	66,709	35,644	37,093	72,737
	Line of credit accounts	47,368	-	47,368	30,595	-	30,595
	Installment loans	44,509	-	44,509	25,795	-	25,795
	Total Domestic, gross	123,471	35,115	158,586	92,034	37,093	129,127

	Foreign
	Short-term loans	91,240	301	91,541	94,411	3,541	97,952
	Line of credit accounts	10,703	-	10,703	-	-	-
	Installment loans	86,433	-	86,433	54,644	-	54,644
	Total Foreign, gross	188,376	301	188,677	149,055	3,541	152,596
	Total E-Commerce, gross	311,847	35,416	347,263	241,089	40,634	281,723

	Total ending loan balance, gross	366,990	50,885	417,875	296,935	53,985	350,920
	Less: Allowance and liabilities for losses	(79,863)	(3,047)	(82,910)	(70,571)	(2,795)	(73,366)
	Total ending loan balance, net	$287,127	$47,838	$334,965	$226,364	$51,190	$277,554
	Allowance and liability for losses as a % of consumer loan balances, gross(c)	21.8%	6.0%	19.8%	23.8%	5.2%	20.9%

(a)

GAAP measure. The consumer loan balances guaranteed by the Company represent loans originated by third-party lenders through the Company's credit services organization programs (the “CSO programs”), so these balances are not recorded in the Company’s financial statements. However, the Company has established a liability for estimated losses in support of its guarantee of these loans, which is reflected in the table above and included in its financial statements.

(b)	Except for allowance and liability for estimated losses, amounts represent non-GAAP measures.
(c)	Non-GAAP measure.

	CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA

	The following tables summarize the consumer loans written and renewed for the three and six months ended June 30, 2013 and 2012 (dollars in thousands, except where otherwise noted).

		Three Months Ended June 30,
		2013			2012
		Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)
	Amount of consumer loans written and renewed (dollars in thousands):
	Retail Services
	Short-term loans	$167,896	$26,446	$194,342	$177,924	$35,295	$213,219
	Installment loans	2,051	5,274	7,325	2,153	4,296	6,449
	Total Retail Services	169,947	31,720	201,667	180,077	39,591	219,668
	E-Commerce
	Domestic
	Short-term loans	71,507	163,236	234,743	85,007	181,120	266,127
	Line of credit accounts	37,649	-	37,649	29,136	-	29,136
	Installment loans	31,385	-	31,385	16,101	-	16,101
	Total Domestic	140,541	163,236	303,777	130,244	181,120	311,364

	Foreign
	Short-term loans	249,953	739	250,692	246,373	17,251	263,624
	Line of credit accounts	13,484	-	13,484	-	-	-
	Installment loans	64,665	-	64,665	31,728	-	31,728
	Total Foreign	328,102	739	328,841	278,101	17,251	295,352
	Total E-Commerce	468,643	163,975	632,618	408,345	198,371	606,716

	Total amount of consumer loans written and renewed	$638,590	$195,695	$834,285	$588,422	$237,962	$826,384

	Number of consumer loans written and renewed (in ones):
	Retail Services
	Short-term loans	354,546	51,763	406,309	381,179	64,945	446,124
	Installment loans	1,798	928	2,726	1,943	567	2,510
	Total Retail Services	356,344	52,691	409,035	383,122	65,512	448,634
	E-Commerce
	Domestic
	Short-term loans	242,617	227,956	470,573	270,049	250,776	520,825
	Line of credit accounts	139,550	-	139,550	100,144	-	100,144
	Installment loans	30,229	-	30,229	15,796	-	15,796
	Total Domestic	412,396	227,956	640,352	385,989	250,776	636,765

	Foreign
	Short-term loans	454,293	919	455,212	473,060	23,144	496,204
	Line of credit accounts	30,748	-	30,748	-	-	-
	Installment loans	56,679	-	56,679	28,421	-	28,421
	Total Foreign	541,720	919	542,639	501,481	23,144	524,625
	Total E-Commerce	954,116	228,875	1,182,991	887,470	273,920	1,161,390

	Total number of consumer loans written and renewed	1,310,460	281,566	1,592,026	1,270,592	339,432	1,610,024

(a)	The disclosure regarding the amount and number of consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.
(b)	Loans guaranteed by the Company represent loans originated by third-party lenders through the CSO programs.

	CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA

		Six Months Ended June 30,
		2013			2012
		Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)
	Amount of consumer loans written and renewed (dollars in thousands):
	Retail Services
	Short-term loans	$339,816	$54,772	$394,588	$353,598	$72,662	$426,260
	Installment loans	3,497	8,986	12,483	3,664	6,156	9,820
	Total Retail Services	343,313	63,758	407,071	357,262	78,818	436,080
	E-Commerce
	Domestic
	Short-term loans	144,135	337,502	481,637	166,688	343,402	510,090
	Line of credit accounts	66,455	-	66,455	47,513	-	47,513
	Installment loans	56,056	-	56,056	27,367	-	27,367
	Total Domestic	266,646	337,502	604,148	241,568	343,402	584,970

	Foreign
	Short-term loans	516,280	13,971	530,251	486,895	35,048	521,943
	Line of credit accounts	13,484	-	13,484	-	-	-
	Installment loans	105,250	-	105,250	56,410	-	56,410
	Total Foreign	635,014	13,971	648,985	543,305	35,048	578,353
	Total E-Commerce	901,660	351,473	1,253,133	784,873	378,450	1,163,323

	Total amount of consumer loans written and renewed:	$1,244,973	$415,231	$1,660,204	$1,142,135	$457,268	$1,599,403

	Number of consumer loans written and renewed (in ones):
	Retail Services
	Short-term loans	709,859	105,752	815,611	750,563	131,676	882,239
	Installment loans	3,194	1,562	4,756	3,480	844	4,324
	Total Retail Services	713,053	107,314	820,367	754,043	132,520	886,563
	E-Commerce
	Domestic
	Short-term loans	485,865	463,178	949,043	515,493	469,902	985,395
	Line of credit accounts	251,201	-	251,201	171,085	-	171,085
	Installment loans	53,414	-	53,414	25,811	-	25,811
	Total Domestic	790,480	463,178	1,253,658	712,389	469,902	1,182,291

	Foreign
	Short-term loans	921,197	18,235	939,432	925,263	46,499	971,762
	Line of credit accounts	30,748	-	30,748	-	-	-
	Installment loans	89,754	-	89,754	50,203	-	50,203
	Total Foreign	1,041,699	18,235	1,059,934	975,466	46,499	1,021,965
	Total E-Commerce	1,832,179	481,413	2,313,592	1,687,855	516,401	2,204,256

	Total number of consumer loans written and renewed	2,545,232	588,727	3,133,959	2,441,898	648,921	3,090,819

(a)	The disclosure regarding the amount and number of consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.
(b)	Loans guaranteed by the Company represent loans originated by third-party lenders through the CSO programs.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT

The following tables contain operating segment data for the three and six months ended June 30, 2013 and 2012 by segment, for the Company’s corporate operations and on a consolidated basis (dollars in thousands).

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Three Months Ended June 30, 2013
Revenue
Pawn loan fees and service charges	$70,802	$1,926	$72,728	$-	$-	$-	$-	$72,728
Proceeds from disposition of merchandise	127,214	4,318	131,532	-	-	-	-	131,532
Consumer loan fees	26,647	-	26,647	87,502	88,282	175,784	-	202,431
Other	1,918	829	2,747	361	16	377	1,136	4,260
Total revenue	226,581	7,073	233,654	87,863	88,298	176,161	1,136	410,951
Cost of revenue
Disposed merchandise	85,352	3,609	88,961	-	-	-	-	88,961
Consumer loan loss provision	7,112	-	7,112	33,343	36,774	70,117	-	77,229
Total cost of revenue	92,464	3,609	96,073	33,343	36,774	70,117	-	166,190

Net revenue	134,117	3,464	137,581	54,520	51,524	106,044	1,136	244,761
Expenses
Operations and administration	89,487	3,569	93,056	30,489	34,618	65,107	19,350	177,513
Depreciation and amortization	8,900	430	9,330	3,750	835	4,585	4,085	18,000
Total expenses	98,387	3,999	102,386	34,239	35,453	69,692	23,435	195,513
Income (loss) from operations	$35,730	$(535)	$35,195	$20,281	$16,071	$36,352	$(22,299)	$49,248
As of June 30, 2013
Total assets	$1,023,015	$123,601	$1,146,616	$389,155	$195,532	$584,687	$132,811	$1,864,114
Goodwill			$397,876			$210,366		$608,242

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Three Months Ended June 30, 2012
Revenue
Pawn loan fees and service charges	$68,185	$3,866	$72,051	$-	$-	$-	$-	$72,051
Proceeds from disposition of merchandise	144,484	11,472	155,956	-	-	-	-	155,956
Consumer loan fees	28,579	-	28,579	73,802	78,341	152,143	-	180,722
Other	2,185	211	2,396	288	11	299	220	2,915
Total revenue	243,433	15,549	258,982	74,090	78,352	152,442	220	411,644
Cost of revenue
Disposed merchandise	95,345	10,294	105,639	-	-	-	-	105,639
Consumer loan loss provision	6,603	-	6,603	30,643	35,151	65,794	-	72,397
Total cost of revenue	101,948	10,294	112,242	30,643	35,151	65,794	-	178,036
Net revenue	141,485	5,255	146,740	43,447	43,201	86,648	220	233,608
Expenses
Operations and administration	88,204	7,822	96,026	25,773	27,778	53,551	14,613	164,190
Depreciation and amortization	7,514	1,121	8,635	2,727	300	3,027	3,525	15,187
Total expenses	95,718	8,943	104,661	28,500	28,078	56,578	18,138	179,377
Income (loss) from operations	$45,767	$(3,688)	$42,079	$14,947	$15,123	$30,070	$(17,918)	$54,231
As of June 30, 2012
Total assets	$900,302	$113,498	$1,013,800	$360,912	$152,888	$513,800	$130,776	$1,658,376
Goodwill			$353,945			$210,368		$564,313

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT (dollars in thousands)

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Six Months Ended June 30, 2013
Revenue
Pawn loan fees and service charges	$144,976	$3,666	$148,642	$-	$-	$-	$-	$148,642
Proceeds from disposition of merchandise	301,364	8,885	310,249	-	-	-	-	310,249
Consumer loan fees	54,969	-	54,969	178,143	179,524	357,667	-	412,636
Other	4,418	922	5,340	802	23	825	1,387	7,552
Total revenue	505,727	13,473	519,200	178,945	179,547	358,492	1,387	879,079
Cost of revenue
Disposed merchandise	203,039	7,257	210,296	-	-	-	-	210,296
Consumer loan loss provision	13,890	-	13,890	63,166	75,025	138,191	-	152,081
Total cost of revenue	216,929	7,257	224,186	63,166	75,025	138,191	-	362,377

Net revenue	288,798	6,216	295,014	115,779	104,522	220,301	1,387	516,702
Expenses
Operations and administration	180,189	7,172	187,361	61,244	69,445	130,689	36,287	354,337
Depreciation and amortization	17,701	829	18,530	7,633	1,395	9,028	7,973	35,531
Total expenses	197,890	8,001	205,891	68,877	70,840	139,717	44,260	389,868
Income (loss) from operations	$90,908	$(1,785)	$89,123	$46,902	$33,682	$80,584	$(42,873)	$126,834

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Six Months Ended June 30, 2012
Revenue
Pawn loan fees and service charges	$137,598	$7,352	$144,950	$-	$-	$-	$-	$144,950
Proceeds from disposition of merchandise	340,470	23,869	364,339	-	-	-	-	364,339
Consumer loan fees	57,951	-	57,951	142,926	152,685	295,611	-	353,562
Other	5,147	260	5,407	453	5	458	416	6,281
Total revenue	541,166	31,481	572,647	143,379	152,690	296,069	416	869,132
Cost of revenue
Disposed merchandise	222,473	21,487	243,960	-	-	-	-	243,960
Consumer loan loss provision	11,069	-	11,069	52,597	71,114	123,711	-	134,780
Total cost of revenue	233,542	21,487	255,029	52,597	71,114	123,711	-	378,740

Net revenue	307,624	9,994	317,618	90,782	81,576	172,358	416	490,392
Expenses
Operations and administration	179,463	16,016	195,479	49,589	54,501	104,090	34,776	334,345
Depreciation and amortization	14,646	2,249	16,895	5,339	563	5,902	7,011	29,808
Total expenses	194,109	18,265	212,374	54,928	55,064	109,992	41,787	364,153
Income (loss) from operations	$113,515	$(8,271)	$105,244	$35,854	$26,512	$62,366	$(41,371)	$126,239

Corporate operations primarily include corporate expenses, such as legal, occupancy, and other costs related to corporate service functions, such as executive oversight, insurance and risk management, public and government relations, internal audit, treasury, payroll, compliance and licensing, finance, accounting, tax and information systems (except for online lending systems, which are included in the e-commerce segment). Corporate income includes miscellaneous income not directly attributable to the Company’s segments. Corporate assets primarily include corporate property and equipment, nonqualified savings plan assets, marketable securities, foreign exchange forward contracts and prepaid insurance.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
LOCATION INFORMATION

Retail Services Segment

The following table sets forth the number of domestic and foreign Company-owned and franchised locations in the Company’s retail services segment offering pawn lending, consumer lending, and other ancillary services as of June 30, 2013 and 2012. The Company’s domestic retail services locations operate under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” “Cashland” and “Mr. Payroll.” In addition, certain domestic retail services locations acquired in late 2012 operate under various names that are expected to be changed to “Cash America Pawn” during 2013. The Company’s foreign retail services locations operate under the name “Cash America casa de empeño.”

	As of June 30,
	2013			2012
	Domestic(a)	Foreign	Total	Domestic(a)(b)	Foreign	Total
Retail services locations offering:
Both pawn and consumer lending	581	-	581	577	-	577
Pawn lending only	169	47	216	130	195	325
Consumer lending only	77	-	77	83	-	83
Other (c)	90	-	90	101	-	101
Total retail services	917	47	964	891	195	1,086
(a)	Except as described in (c) below, includes locations operating in 22 and 23 states in the United States as of June 30, 2013 and 2012, respectively.
(b)	Includes one unconsolidated franchised location operating under the name “Cash America Pawn” as of June 30, 2012.
(c)	As of June 30, 2013 and 2012, includes 90 and 95 unconsolidated franchised check cashing locations, respectively, and as of June 30, 2012, includes six consolidated Company-owned check cashing locations. As of June 30, 2013 and 2012, includes locations operating in 14 and 16 states in the United States, respectively.

E-Commerce Segment

As of June 30, 2013 and 2012, the Company’s e-commerce segment operated in 32 states in the United States and in three foreign countries:

  in the United States at http://www.cashnetusa.com and http://www.netcredit.com, in the United Kingdom at http://www.quickquid.co.uk and http://www.poundstopocket.co.uk, in Australia at http://www.dollarsdirect.com.au, and
  in Canada at http://www.dollarsdirect.ca.

During 2013, the e-commerce segment also offered a line of credit product in Mexico under the trade name “Debit Plus.” The Company stopped offering this line of credit product in Mexico during the second quarter of 2013. The results of operations associated with this product are not material to the e-commerce segment or to the Company.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, the Company has provided adjusted earnings and adjusted earnings per share, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of the Company’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted earnings and adjusted earnings per share, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP.

The following table provides a reconciliation for the three and six months ended June 30, 2013 and 2012 between net income attributable to the Company and diluted earnings per share calculated in accordance with GAAP to adjusted earnings and adjusted earnings per share, respectively, which are shown net of tax (dollars in thousands, except per share data):

		Three Months Ended June 30,				Six Months Ended June 30,
		2013		2012		2013		2012
		$	Per Diluted Share(a)	$	Per Diluted Share(a)	$	Per Diluted Share(a)	$	Per Diluted Share(a)
	Net income and diluted earnings per share attributable to Cash America International, Inc.	$25,132	$0.81	$29,820	$0.94	$69,058	$2.23	$71,287	$2.24
	Adjustments (net of tax):
	Intangible asset amortization	828	0.03	664	0.02	1,661	0.05	1,403	0.04
	Non-cash equity-based compensation	770	0.03	942	0.03	1,758	0.05	1,915	0.06
	Convertible debt non-cash interest and issuance cost amortization	637	0.02	583	0.02	1,263	0.04	1,166	0.04
	Foreign currency transaction loss (gain)	(41)	-	156	-	197	0.01	103	-
	Adjusted earnings and adjusted earnings per share	$27,326	$0.89	$32,165	$1.01	$73,937	$2.38	$75,874	$2.38

(a)

Diluted shares are calculated by giving effect to the potential dilution that could occur if securities or other contracts to issue common shares were exercised and converted into common shares during the period.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EBITDA

Adjusted EBITDA

The table below shows adjusted EBITDA, a non-GAAP measure that the Company defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, equity in earnings or loss of unconsolidated subsidiary and provision for income taxes and including the net income or loss attributable to noncontrolling interests. Management believes adjusted EBITDA is used by investors to analyze operating performance and evaluate the Company’s ability to incur and service debt and its capacity for making capital expenditures. Adjusted EBITDA is also useful to investors to help assess the Company’s liquidity and estimated enterprise value. In addition, management believes that the adjustments shown below, especially the adjustments for charges related to events that occurred during the third and fourth quarters of 2012, such as the withdrawn proposed initial public offering of the Company’s wholly-owned subsidiary, Enova International, Inc. (the “Enova IPO”), the reorganization of the Company's Mexico-based pawn operations (the “Mexico Reorganization”), and the voluntary reimbursements to Ohio customers (the “Ohio Reimbursements”) are useful to investors in order to allow them to compare the Company’s financial results for the current and prior year trailing 12 months. The computation of adjusted EBITDA as presented below may differ from the computation of similarly-titled measures provided by other companies (dollars in thousands):

	Trailing 12 Months Ended
	June 30,
	2013		2012
Net income attributable to Cash America International, Inc.	$105,241		$143,891

Adjustments:
Charges related to withdrawn proposed Enova IPO(a)	3,112		767
Charges related to Mexico Reorganization(b)	28,873		-
Charges related to Ohio Reimbursements(c)	13,400		-
Depreciation and amortization expenses	68,587	(d)	59,207
Interest expense, net	31,455		27,859
Foreign currency transaction loss	460		1,149
Equity in loss of unconsolidated subsidiary	283		216
Provision for income taxes	75,864	(e)	86,428
Net loss attributable to the noncontrolling interest	(3,954)	(f)	(2,014)
Adjusted EBITDA	$323,321		$317,503

Adjusted EBITDA margin calculated as follows:
Total revenue	$1,810,377		$1,741,393
Adjusted EBITDA	$323,321		$317,503
Adjusted EBITDA as a percentage of total revenue	17.9%		18.2%
(a)	Represents charges directly related to the proposed Enova IPO that was withdrawn in July 2012, before tax benefit of $1.1 million and $0.3 million for the trailing twelve months ended June 30, 2013 and 2012, respectively.
(b)

Represents charges related to the Mexico Reorganization, before tax benefit of $1.2 million and noncontrolling interest of $2.3 million. Includes $12.6 million and $7.2 million of depreciation and amortization expenses and charges for the recognition of a deferred tax asset valuation allowance, respectively, as noted in (d) and (e) below.

(c)	Represents charges related to the Ohio Reimbursements, before tax benefit of $5.0 million.
(d)	Excludes $12.6 million of depreciation and amortization expenses, which are included in “Charges related to the Mexico Reorganization” in the table above.
(e)	Excludes a $7.2 million charge for the recognition of a deferred tax asset valuation allowance, which is included in “Charges related to the Mexico Reorganization” in the table above. Includes an income tax benefit related to the Mexico Reorganization of $1.2 million.
(f)	Includes $2.3 million of noncontrolling interests related to the Mexico Reorganization.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with GAAP the Company provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company’s operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, its financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100